                                                                      EXHIBIT 99


[LOGO] ARTESYN                                                      NEWS RELEASE
  TECHNOLOGIES                                                    NEWS RELEASE
________________________________________________________________________________
For Immediate Release

Company Contacts
Richard Thompson                                    Richard Leland
Chief Financial Officer                             Director, Investor Relations
(561) 451-1000                                      (561) 451-1028


                 ARTESYN REPORTS THIRD QUARTER FINANCIAL RESULTS

                             ----------------------


BOCA RATON, Fla., Oct. 28, 2002 - - Artesyn Technologies, Inc. (Nasdaq NM: ATSN) today reported financial results for the quarter ended September 27, 2002. Revenue for the quarter totaled $86 million, compared to $109 million in the same period a year ago. The company incurred a cash loss of $(0.16) per share for the quarter, excluding the impact of restructuring and goodwill impairment charges of $53.4 million. These results were in line with analyst expectations and compares to a cash loss of $(0.17) per diluted share in 2001, excluding charges. Including the impact of all charges, the third quarter net loss was $55.7 million or $(1.45) per diluted share compared to a net loss of $16.6 million in the same period a year ago.

Total orders in the quarter were $80.2 million, with a book-to-bill ratio of
0.93. Backlog at the end of the quarter stood at $70.8 million, with approximately $66 million of this amount shippable in the fourth quarter.

"In spite of the difficult end-market conditions, we continued to strengthen our balance sheet, bring industry leading products to market and win new business in the third quarter," commented Artesyn's President and CEO, Joseph M. O'Donnell. "Our strategy of focusing the company on generating cash has proven successful, as operating cash flow exceeded $11 million in the third quarter. We have now reported positive operating cash flow for the past six consecutive quarters. At the same time, we have reduced bank debt to $56 million and improved cash balances to $89 million."

"Competitively, we expanded our leadership position in the point-of-load segment of the market during the quarter by announcing a broad new line of ultra-efficient non-isolated converters," O'Donnell continued. "This is projected to be one of the fastest growing segments of the power industry in the future and one-third of our design wins in the power business this year are for point-of-load products. Year-to-date we have won a total of 49 major new projects, worth over $300 million in estimated lifetime revenue. Improving our balance sheet and increasing market share were key initiatives coming into the year and they will continue to be a focus in the future."

"Looking forward, while many in the industry had hoped for a second-half recovery, it now appears that IT spending levels will remain constrained for the foreseeable future. In this environment, we believe that fourth quarter revenue will be relatively flat with the third. Given the prolonged nature of the downturn, we will continue our focus on cash creation and returning the company to profitability at the current revenue levels."

               7900 Glades Road, Suite 500, Boca Raton, FL 33434
                    PHONE: 561.451.1000   FAX: 561.451.1020

Beginning in the second quarter of 2001, Artesyn initiated a series of restructuring actions to align operating costs with the lower levels of end-market demand. As previously announced, the company is currently in the process of reducing its manufacturing capacity and closing its Kindberg, Austria manufacturing facility. Effected production will be moved to the company's low-cost facilities in Hungary and China. In conjunction with these actions, Artesyn recorded a charge of $7.1 million in the second quarter and an additional charge of $1.4 million in the recently completed third quarter. The remaining $1 million balance of the charge is expected to be recorded over the succeeding two quarters. The company continues to evaluate a number of additional potential actions to further streamline operations and lower operating costs. The results of this analysis should be completed during the fourth quarter.

The prolonged weakness in the company's primary end markets has resulted in a deterioration of market values across the technology industry. As discussed in the most recent 10-Q, the company is required to periodically assess the carrying value of previously recorded goodwill in accordance with SFAS 142. As a result of this assessment, Artesyn recognized a non-cash impairment charge of $52 million during the third quarter. Net goodwill assets after the impairment charge are approximately $18 million, while total book value exceeds $156 million.

Investors will have the opportunity to listen to management's discussion of this release in a conference call to be held on October 28, 2002 at 8:30 a.m. Eastern time either by calling (800) 711-4000 (passcode: O'Donnell) or over the Internet at http://www.artesyn.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. The web cast will be available for replay immediately following the teleconference.

Artesyn Technologies, Inc., headquartered in Boca Raton, Fla, is a leading provider of advanced power conversion equipment and real-time subsystems to the communications industry. With one of the broadest portfolios of power products available, Artesyn offers customers a wide range of high efficiency AC/DC power supplies, as well as advanced DC/DC and Point-of-Load converters for distributed power architectures. Artesyn's line of WAN interfaces, CPU boards, DSP solutions and protocol stacks are also at work in many of today's leading Teledatacom(TM) networks. For more information about Artesyn Technologies and its products, please visit the company's web site at http://www.artesyn.com.

This release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. Readers are cautioned that these forward-looking statements may differ materially from actual future events or results. Readers are referred to the documents periodically filed by Artesyn with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These factors include, but are not limited to, fluctuations in end-market demand, integration of operations and technology, market acceptance of existing and new products, dependence on and volatility of foreign sales, the potential for fluctuations in operating results, changes in accounting rules or principles and general technological changes which may render our existing products obsolete. Any forward-looking statement made in this release is made as of the date of this release and Artesyn assumes no obligation to update any such forward-looking statement.

                           Artesyn Technologies, Inc.
                              Financial Highlights
                      (In Thousands Except per Share Data)
                                   (Unaudited)

                                               Thirteen Weeks Ended                   Thirty-Nine Weeks Ended
                                        ------------------------------------     -----------------------------------
                                         September 27,       September 28,       September 27,       September 28,
                                              2002                2001                2002               2001
                                        -----------------    ---------------     ---------------    ----------------
Orders                                          $ 80,201           $102,157            $246,023            $245,710

Sales-Power Conversion                            77,678             83,460             243,549             305,180
     -Communications Products                      8,342             13,098              23,871              42,514
     -Other                                            -             12,014                   -              38,869
                                        -----------------    ---------------     ---------------    ----------------
                Total                             86,020            108,572             267,420             386,563

Operating Loss                                   (60,423)           (21,180)            (80,729)            (54,176)
EBITDA                                            (1,607)           (12,317)             (8,318)            (28,720)

Diluted Earnings Per Share Data
Cash Loss Per Share Excluding Charges*             (0.16)             (0.17)              (0.47)              (0.42)
Loss Per Share                                     (1.45)             (0.43)              (1.91)              (1.13)
Common and Common Equivalent Shares
Outstanding                                       38,382             38,225              38,366              38,223

         * Cash loss represents loss before after-tax goodwill amortization charges, goodwill impairment, restructuring and excess and obsolete inventory charge. Due to a change in accounting principle, there was no amortization of goodwill in 2002.

         The following table includes items used to reconcile loss per share to cash loss per share excluding charges:

                                            Thirteen Weeks Ended            Thirty-Nine Weeks Ended
                                         ----------------------------    ------------------------------
                                          Sept 27,        Sept 28,        Sept 27,          Sept 28,
                                            2002            2001            2002              2001
                                         ------------    ------------    ------------     -------------
Loss Per Share - Basic and Diluted            $(1.45)         $(0.43)         $(1.91)           $(1.13)
After-Tax Goodwill Amortization                    -            0.05               -              0.15
After-Tax Goodwill Impairment                   1.26               -            1.26                 -
After-Tax Restructuring Charges                 0.03            0.09            0.18              0.25
After-Tax Excess and Obsolete
      Inventory Charge                             -            0.11               -              0.31
                                         ------------    ------------    ------------     -------------
     Cash Loss Excluding Charges              $(0.16)         $(0.17)         $(0.47)           $(0.42)
                                         ============    ============    ============     =============

                           Artesyn Technologies, Inc.
                      Consolidated Statements of Operations
                      (In Thousands Except Per Share Data)
                                   (Unaudited)

                                                       Thirteen Weeks Ended                 Thirty-Nine Weeks Ended
                                                -----------------------------------    ----------------------------------
                                                September 27,       September 28,      September 27,      September 28,
                                                     2002               2001                2002               2001
                                                ---------------    ----------------    ---------------    ---------------
Sales                                                 $ 86,020            $108,572           $267,420           $386,563
Cost of Sales                                           76,599             102,269            234,724            346,019
                                                ---------------    ----------------    ---------------    ---------------
      Gross Profit                                       9,421               6,303             32,696             40,544
                                                ---------------    ----------------    ---------------    ---------------

Operating Expenses
   Selling, general and administrative                   8,002              10,907             26,596             42,274
   Research and development                              8,537               9,561             25,399             33,272
    Amortization of goodwill                                 -               2,048                  -              6,006
    Restructuring and other charges                      1,449               4,967              9,574             13,168
    Goodwill impairment                                 51,856                   -             51,856                  -
                                                ---------------    ----------------    ---------------    ---------------
        Total Operating Expenses                        69,844              27,483            113,425             94,720
                                                ---------------    ----------------    ---------------    ---------------
Operating Loss                                         (60,423)            (21,180)           (80,729)           (54,176)

Interest Expense, Net                                   (1,504)             (1,531)            (5,181)            (5,030)
                                                ---------------    ----------------    ---------------    ---------------
Loss Before Income Taxes                               (61,927)            (22,711)           (85,910)           (59,206)
Benefit From Income Taxes                               (6,256)             (6,133)           (12,732)           (15,986)
                                                ---------------    ----------------    ---------------    ---------------
Net Loss                                              $(55,671)           $(16,578)          $(73,178)         $ (43,220)
                                                ===============    ================    ===============    ===============
Basic and Diluted Loss Per Share                      $  (1.45)           $  (0.43)          $  (1.91)         $   (1.13)
                                                ===============    ================    ===============    ===============

Common and Common Equivalent Shares
     Outstanding                                        38,382              38,225             38,366             38,223

                           Artesyn Technologies, Inc.
                 Consolidated Statements of Financial Condition
                                 (In Thousands)
                                   (Unaudited)

                                                               September 27,         December 28,
                                                                    2002                 2001
                                                             ------------------    -----------------
ASSETS

Current Assets
   Cash and equivalents                                            $  89,009            $   54,083
   Accounts receivable, net                                           53,240                72,580
   Inventories, net                                                   78,223               103,556
   Prepaid expenses and other                                          2,776                 2,690
   Deferred income taxes, net                                         18,829                12,398
                                                             ------------------    -----------------
     Total current assets                                            242,077               245,307
                                                             ------------------    -----------------

Property, Plant & Equipment, Net                                      87,555               103,291
                                                             ------------------    -----------------
Other Assets
   Goodwill, net                                                      18,346                64,573
   Deferred income taxes, net                                         18,694                10,103
   Other assets, net                                                   3,416                 3,209
                                                             ------------------    -----------------
     Total other assets                                               40,456                77,885
                                                             ------------------    -----------------

         Total Assets                                              $ 370,088            $  426,483
                                                             ==================    =================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Current maturities of long-term debt and capital leases         $      11            $      207
   Accounts payable and accrued liabilities                          100,547                92,324
                                                             ------------------    -----------------
     Total current liabilities                                       100,558                92,531
                                                             ------------------    -----------------

Long-Term Liabilities
   Long-term debt and capital leases                                  56,007               100,399
   Convertible subordinated debt                                      46,171                     -
   Other long-term liabilities                                        11,014                14,308
                                                             ------------------    -----------------
     Total long-term liabilities                                     113,192               114,707
                                                             ------------------    -----------------

     Total liabilities                                               213,750               207,238

Shareholders' Equity                                                 156,338               219,245
                                                             ------------------    -----------------

   Total Liabilities and Shareholders' Equity                      $ 370,088            $  426,483
                                                             ==================    =================

                                                      # # # #